EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated March 9, 2004, accompanying the financial statements of Carmel Container Systems Ltd. for the year ended December 31, 2003. We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61895, and No 333-55970) of our report dated March 9, 2004, with respect to the consolidated financial statements of Ampal American Israel Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2003.

        Yours truly,

March 28, 2004	KOST FORER GABBAY
and KASSIERER
A Member of Ernst and Young Global